UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  September 27, 2015

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

951 Gateway Boulevard
South San Francisco, California 94080
(650) 238-9600

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On September 27, 2015, GlaxoSmithKline plc (GSK) and Theravance, Inc. issued a press release announcing that data presented by GSK at the European Respiratory Society (ERS) International Congress from an exploratory post-hoc analysis of phase III data showed that patients with moderate-to-severe chronic obstructive pulmonary disease (COPD) who received Anoro® Ellipta® (UMEC/VI 62.5/25mcg) had a reduced risk of experiencing a clinically important deterioration compared to tiotropium 18mcg or placebo over a 12-week treatment period.  Clinically important deterioration is a novel, composite endpoint which was used in the post-hoc analysis to assess the effect of treatment on a number of factors that are each believed to represent a worsening of a patient’s COPD.  The poster presented by GSK at the ERS International Congress and the press release are furnished as Exhibits 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.  UMEC/VI has been developed under the LABA collaboration agreement between GSK and Theravance, Inc.

The information disclosed in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Poster: “Effect of Umeclidinium/Vilanterol (UMEC/VI) on Inspiratory Capacity/Total Lung Capacity Ratio in Hyperinflated COPD Patients”

99.2	Poster: “Clinically Important Deterioration in Patients With COPD Using Umeclidinium/Vilanterol, Tiotropium or Placebo: Pooled Data”

99.3	Press Release dated September 27, 2015.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: September 28, 2015	By:	/s/ Eric d’Esparbes
Eric d’Esparbes
Vice President and Chief Financial Officer

3